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                                  Exhibit 27(l)



                     Opinion and Consent of Lorne Schinbein
      as to Actuarial Matters Pertaining to the Securities Being Registered


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                                TOLIC LETTERHEAD

April 28, 2003

Transamerica Occidental Life Insurance Company
570 Carillon Parkway
St. Petersburg, FL 33716

        RE:    Transamerica Occidental Life Separate Account VUL-3
               Transamerica Elite
               File Nos. 333-91851/811-09715

Gentlemen:

         This opinion is furnished in connection with the filing by Transamerica Occidental Life Insurance Company of Post-Effective Amendment No. 4 (the "Amendment") to the Registration Statement on Form N-6 for the Transamerica Elite, a flexible premium variable life insurance policy ("Policy"). It is my opinion that the Prospectus, including the Fee Tables, and the Statement of Additional Information contained in the Amendment accurately describe the Policy. The forms of the Policy were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereof.

         I hereby consent to use of this opinion as an exhibit to the Amendment and to the reference to my name under the heading "Experts" in the Statement of Additional Information.

Very truly yours,

/s/ Lorne Schinbein

Lorne Schinbein
Vice President and Managing Actuary